Exhibit 99.1

Cogentix Medical To Change Fiscal Year

Company’s Fiscal Year Reporting Period Moves to December 31

MINNEAPOLIS, MN, December 11, 2015 – Cogentix Medical, Inc. (NASDAQ: CGNT), a global medical device company with innovative and proprietary products serving urology and airway management markets, today announced that its Board of Directors has approved a change in the Company's fiscal year-end to December 31 from March 31. The change will result in a stub period from April 1, 2015, to December 31, 2015.  As a result of the change, the first full fiscal year will end on December 31, 2016. This change in fiscal year-end from March 31 to December 31 is being made by the Company to better align the Company's financial reporting calendar with its customer base as well as industry peers.

“We believe our new fiscal year-end will make it easier for the financial community to understand our performance and growth relative to our industry peers, most of which have a calendar fiscal year-end of December 31,” said Rob Kill,  President and CEO of Cogentix Medical.  “In addition, we believe the new fiscal year reporting period will enhance our financial planning and management as most of our customers utilize a calendar year fiscal year.”

The Company currently expects to report results for the quarter and stub year ending December 31, 2015 during the second half of February 2016.  At that time, the Company will provide guidance for its new fiscal year starting January 1, 2016.  In the meantime, today the Company confirmed its previously provided guidance for the 12 months ending March 31, 2016 for total revenue of between $49 and $51 million and cash operating loss of $1 million to $2 million.

About Cogentix Medical
Cogentix Medical, Inc., headquartered in Minnetonka, Minnesota, with additional operations in New York, Massachusetts, The Netherlands and the United Kingdom, is a global medical device company.  We design, develop, manufacture and market products for flexible endoscopy with our unique product lines featuring a streamlined visualization system and proprietary sterile disposable microbial barrier, known as EndoSheath technology, providing users with efficient and cost effective endoscope turnover while enhancing patient safety.  We also commercialize the Urgent® PC Neuromodulation System, an FDA-cleared device that delivers percutaneous tibial nerve stimulation (PTNS) for the office-based treatment of overactive bladder (OAB).  OAB is a chronic condition that affects approximately 42 million U.S. adults.  The symptoms include urinary urgency, frequency and urge incontinence.  We also offer Macroplastique®, an injectable urethral bulking agent for the treatment of adult female stress urinary incontinence primarily due to intrinsic sphincter deficiency.  For more information on Cogentix Medical and our products, please visit us at www.cogentixmedical.com. ‘CGNT-G’

Cautionary Statements Related to Forward-Looking Statements

This press release includes forward-looking statements.  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning.  Forward-looking statements in this press release include, but are not limited to, statements about the benefits of the change in fiscal year end, expected revenue growth rates; the anticipated timing of cash flow breakeven from operations and cash flow positive from operations; and our plans, objectives, expectations and intentions with respect to future earnings releases and guidance.  Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, the effects of industry, economic or political conditions outside of our control; the failure to realize synergies and cost-savings from the merger transaction or delay in realization thereof; the businesses of Uroplasty and Vision-Sciences may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on our business relationships with third parties; transaction and merger-related costs; actual or contingent liabilities; the adequacy of our capital resources; and the risks identified under the heading “Risk Factors” in the annual report on Form 10-K, for the fiscal year ended March 31, 2015, filed with the Securities and Exchange Commission (“SEC”) on June 25, 2015, as well as our subsequent quarterly reports on Form 10-Q and other information filed by us with the SEC.  We caution investors not to place considerable reliance on the forward-looking statements contained in this presentation.  You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this presentation speak only as of the date of this release, and we undertake no obligation to update or revise any of these statements.  Our businesses are subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For Further Information:
Cogentix Medical, Inc.
Brett Reynolds, SVP and CFO
952-426-6152

EVC Group
Doug Sherk/Brian Moore (Investors)
415-652-9100/310-579-6199